UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 25, 2009

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective September 28, 2009, Luis M. Beauchamp resigned from his positions as President, Chief Executive Officer, Chairman and a member of the Board of Directors of First BanCorp. (the "Corporation") and FirstBank Puerto Rico. The Board of Directors accepted Mr. Beauchamp’s resignation following a recent internal review by the Corporation’s Audit Committee into certain personal transactions that Mr. Beauchamp failed to report to the Corporation in accordance with the Corporation’s policies and procedures. The Board of Directors concluded that these personal matters would have no impact on the Corporation’s financial condition, results of operations, cash flow or business.

(c) On September 25, 2009, the Board of Directors determined to elect Aurelio Alemán the President and Chief Executive Officer of the Corporation effective upon the departure from the Corporation of Mr. Beauchamp. Mr. Aleman's appointment is effective on September 28, 2009. Aurelio Alemán joined the Corporation in 1998. During his eleven years at the Corporation, Mr. Alemán has assumed multiple leadership roles, including most recently, the position of Chief Operating Officer (COO) since 2005. Mr. Alemán has served as a director of the Corporation since 2005. He has also served as a member of the Corporation’s Credit Committee since 1998 and the Corporation’s Asset/Liability Committee since 2005. Mr. Alemán is also a director of the Corporation’s subsidiaries, including; FirstBank Puerto Rico, First Leasing & Rental Corporation, First Federal Finance Corporation, FirstBank Insurance Agency, Inc., First Insurance Agency, Inc., FirstExpress, Inc., FirstMortgage, Inc., Grupo Empresas Servicios Financieros, Inc., FirstBank Overseas Corp., First Management of Puerto Rico, Inc. and FirstBank Puerto Rico Securities Corp. Before joining the Corporation, he held positions as officer at both Citibank, N. A. and Chase Manhattan Bank, NA. Mr. Alemán's employment agreement with the Corporation at this time has not been revised in connection with his appointment as President and Chief Executive Officer of the Corporation.

On September 25, 2009, the Board of Directors determined to elect José Menéndez-Cortada the Chairman of the Board of Directors of the Corporation effective upon the resignation of Mr. Beauchamp as a director of the Corporation. Mr. Menéndez-Cortada's appointment is effective on September 28, 2009. Mr. José Menéndez-Cortada has been a director of the Corporation since 2004, and Lead Independent Director since 2006. Mr. Menéndez-Cortada has been an attorney at law since 1973. Up to April 2009 he was a director and vice-president in charge of the corporate and tax divisions of Martínez-Alvarez, Menéndez-Cortada & Lefranc Romero, PSC. Now he is of counsel to the law firm. He has been general counsel to the board of Bermudez, Longo, Díaz Massó S.E. since 1985. Mr. Ménendez-Cortada currently serves on the boards of the Luis A. Ferré Foundation (Ponce Art Museum), the Homebuilders Association of Puerto Rico and the Tasis School in Dorado, PR.

A copy of the press release announcing the appointment of Mr. Alemán and Mr. Menéndez-Cortada and the resignation of Mr. Beauchamp is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No., Description
99.1, Press Release dated September 28, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

September 28, 2009	By:	/s/ Orlando Berges

Name: Orlando Berges
Title: EVP and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 28, 2009